Exhibit 21.1

Subsidiaries of Armada Hoffler Properties LP.

Name	Place of Organization
660 Delray Beach, LLC	Virginia, Florida
700 Center Residential, LLC	Virginia
801 Nexton Summerville, LLC	Virginia, South Carolina
1023 Roswell, LLC	Virginia, Georgia
1300 Thames Street Office, LLC	Virginia, Maryland
700 Center Residential, LLC	Virginia
A/H Harrisonburg Regal L.L.C.	Virginia
AH Columbus II, L.L.C.	Virginia
AH Greentree, L.L.C.	Virginia
AH Sandbridge, L.L.C.	Virginia
Armada/Hoffler Tower 4, L.L.C.	Virginia
Armada/Hoffler Block 8 Associates, L.L.C.	Virginia
Baltimore Parcel 2E, LLC	Virginia, Maryland
Baltimore Parcel 2E Holding, LLC	Virginia
Baltimore Parcel 3, LLC	Virginia, Maryland
Baltimore Parcel 3 Holding, LLC	Virginia
Baltimore Parcel 4, LLC	Virginia, Maryland
Baltimore Parcel 4 Holding, LLC	Virginia
Block Street Residential Development, LLC	Virginia, Maryland
Broad Creek PH. I, L.L.C.	Virginia
Broad Creek PH. III, L.L.C.	Virginia
Broadmoor Plaza Indiana, LLC	Virginia, Indiana
BSE/AH Blacksburg Apartments, LLC	Virginia
Block 11 Manager, LLC	Virginia
Brooks Crossing II, LLC	Virginia
Chronicle Holdings, LLC	Virginia, North Carolina
Chronicle Mill Belmont, LLC	Virginia
Chronicle Mill Tract II, LLC	Virginia
City Park 2 Apartments, LLC	Virginia
Columbus Tower, LLC	Virginia
Columbus Town Center, LLC	Virginia
Columbus Town Center II, LLC	Virginia
Dimmock Square Marketplace, LLC	Virginia
Ferrell Parkway Associates, L.L.C.	Virginia
Gainesville Development, LLC	Virginia, Georgia
Gainesville II Development , LLC	Delaware
Greenbrier Square Chesapeake, LLC	Virginia
Greenbrier Technology Center II Associates, LLC	Virginia
Hanbury Village II, LLC	Virginia
Harbor Point Parcel 2 Holdings, LLC	Delaware
Harbor Point Parcel 2-Residential, LLC	Delaware
Harbor Point Parcel 2-Retail, LLC	Delaware
Harbor Point Parcel 2-Transfer Station, LLC	Delaware

Name	Place of Organization
Harbor Point Parcel 2-Office, LLC	Delaware
Harbor Point Parcel 3 Development, LLC	Delaware
Harbor Point Parcel 4 Development, LLC	Delaware
Harding Place Residential Partners, LLC	Virginia, North Carolina
Hilltop Laskin, LLC	Virginia
HT Tyre Neck, L.L.C.	Virginia
Interlock Mezz Lender, LLC	Virginia
Lexington at Hope Ferry, LLC	Virginia
Lightfoot Marketplace Shopping Center, LLC	Virginia
Market at Mill Creek Partners, LLC	Virginia
North Hampton Market South Carolina, LLC	Virginia, South Carolina
North Point Development Associates, L.L.C.	Virginia, North Carolina
North Point Development Associates, L.P.	Virginia, North Carolina
North Pointe Outparcels, L.L.C.	Virginia, North Carolina
North Pointe PH. 1 Limited Partnership	Virginia, North Carolina
North Pointe VW4, L.L.C.	Virginia, North Carolina
North Pointe-CGL, L.L.C.	Virginia, North Carolina
OCC Commercial, LLC	Virginia, North Carolina
Overlook Village Asheville, LLC	Virginia, North Carolina
Parkway Centre Moultrie, LLC	Virginia, Georgia
Paterson Place Durham, LLC	Virginia, North Carolina
Perry Hall Maryland, LLC	Virginia, Maryland
Providence Plaza Charlotte, LLC	Virginia, North Carolina
Red Mill Central, LLC	Virginia
Red Mill North, LLC	Virginia
Red Mill Outparcels, LLC	Virginia
Red Mill South, LLC	Virginia
Red Mill West, LLC	Virginia
Southeast Commerce Associates II, LLC	Virginia
Southern Post, LLC	Georgia
Southgate Square Virginia, LLC	Virginia
Southshore Pointe, LLC	Virginia
South Square Durham, LLC	Virginia, North Carolina
TCA 10 GP, LLC	Virginia
TCA Block 11 Apartments, LLC	Virginia
TCA Block 11 Office, LLC	Virginia
TCA Block 4 Retail, L.L.C.	Virginia
TCA Block 6, L.L.C.	Virginia
Town Center Associates, LLC	Virginia
Town Center Associates 9, LLC	Virginia
Town Center Associates 11, LLC	Virginia
Town Center Associates 6, L.L.C.	Virginia
Town Center Associates 12, L.L.C.	Virginia
Town Center Associates 7, L.L.C.	Virginia

Name	Place of Organization
Town Center Block 10 Apartments, L.P.	Virginia
Town Center Pembroke TIC, LLC	Virginia
Town Center Pembroke, LLC	Virginia
Washington Avenue Apartments, L.L.C.	Virginia
Wendover Village III, LLC	Virginia, North Carolina
Wendover Village Greensboro, LLC	Virginia, North Carolina
Wendover Village Greensboro II, LLC	Virginia, North Carolina
Wills Wharf Baltimore, LLC	Virginia, North Carolina

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